UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

Grow Condos, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53548	86-0970023
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

722 W. Dutton Road
Eagle Point, OR 97524
Phone: (541) 879-0504
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2019, Grow Condos, Inc., also known as Grow Capital Inc. (the “Company”), entered into a consulting agreement (the “Agreement”) with Trevor Hall and appointed Mr. Hall to serve as a part-time Chief Financial Officer (“CFO”) of the Company through December 31, 2019. Mr. Hall will succeed Wayne Zallen, the Company’s current CFO, who resigned from the position in connection with Mr. Hall’s appointment. Following his resignation as CFO of the Company, Mr. Zellen will remain the Chairman of the Company’s Board of Directors.

Mr. Hall, age 41, has served as the Managing Partner of Hall & Associates since 2007, has been a Certified Public Accountant since 2003, and a Certified Fraud Examiner since 2010. Mr. Hall holds a degree in Accounting from the University of Nevada, Las Vegas and specializes in, among other areas of accounting, small and medium size business GAAP based financial reporting and internal fraud detection and controls implementation.

Pursuant to the Agreement, Mr. Hall will receive $76,000 in compensation, payable as 1,000,000 shares of unregistered common stock of the Company, par value $0.001 per share (“Common Stock”), and will devote enough of his time to the Company as is reasonably necessary to meet the needs of the Company during the term. The shares of Common Stock were issued on January 29, 2019 at a price of $0.076 per share, the closing price of the Company’s Common Stock on January 29, 2019.

Mr. Hall has no family relationship with any other officer or director of the Company. Neither Mr. Hall nor any immediate family member of Mr. Hall has a direct or indirect material interest in any currently proposed transaction in which the amount involved exceeds $120,000 to which the Company is a party, nor has Mr. Hall or any of his immediate family members had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Ex. 10.1	Agreement, by and between Grow Condos, Inc. and Trevor Hall, dated January 28, 2019

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grow Condos, Inc.

By: /s/ Jonathan Bonnette

Jonathan Bonnette
Chief Executive Officer

Dated: February 1, 2019